CONFIDENTIAL

Copy Number:

Name of Offeree:  _______________________________________



                                OFFERING OF UNITS

                      (each Unit consisting of one share of
                                  common stock
                      and one-half of a warrant to purchase
                            a share of common stock)

                                       OF

                             SOFTQUAD SOFTWARE, LTD.
                            (A DELAWARE CORPORATION)

                           --------------------------

                              SUBSCRIPTION BOOKLET

                              U.S. PURCHASERS ONLY
                           --------------------------



                              U.S. PLACEMENT AGENT:

                              SmallCaps Online LLC

                                  April 7, 2000

                 SUBSCRIPTION INSTRUCTIONS - - U.S. SUBSCRIBERS
                             (Please read carefully)

         Units of SoftQuad Software, Ltd., a Delaware corporation (the "Company"), are being offered for a minimum investment for purchasers resident in the United States of US$333,333 and a minimum investment for purchasers resident in Canada and other non-residents of the United States of C$500,000 (together, the "Offering"). Each unit (a "Unit") to be issued to non-Canadian subscribers consists of one share of common stock, par value $.001 per share ("Common Stock") of the Company and one-half ([]) of one warrant (a
"Warrant") to purchase one share of Common Stock at an exercise price of US$12.50 per share, subject to adjustment as provided in subsection 14(c) hereof. Each unit to be issued to Canadian subscribers ("Canadian Units") consists of one special warrant ("Special Warrant") entitling the holder to acquire one share of Common Stock for no additional consideration, and 1/2 (one-half) of one Warrant. The purchase price of each Unit (and of each Canadian
Unit) is US$7.50. You should consult with an attorney, accountant, investment advisor or other advisor regarding an investment in the Company and its suitability for you. The Company reserves the right to reject any offer to purchase the Units, in whole or part, for any reason without notice. The Company may withdraw, cancel or modify this Offering at any time without notice.

         In order to subscribe for Units, a prospective purchaser must complete and execute the subscription documents contained in this booklet in accordance with the instructions set forth herein. ALL SUBSCRIPTION DOCUMENTS MUST BE COMPLETED CORRECTLY AND THOROUGHLY OR THEY WILL NOT BE ACCEPTED (INCLUDING CHECKING THE APPROPRIATE BOX(ES) IN SECTION 6 AND SECTION 7 TO INDICATE ACCREDITED INVESTOR STATUS. This entire booklet should then be returned to SmallCaps Online LLC c/o Thomas Kernaghan & Co. Limited, 365 Bay Street, 10th Floor, Toronto, Ontario M5H 2V2 (Attention: Lionel F. Conacher). Please be sure that your name appears in exactly the same way in each signature and in each place where it is inserted in the documents. Duplicate copies of each signed document will be returned to you after subscription for Units has occurred. It is anticipated that the offering will close on or about April 14, 2000. All Subscription documents should be completed and returned by April 11, 2000.

         UNITS AND CANADIAN UNITS ARE BEING OFFERED AND SOLD ONLY TO INSTITUTIONAL "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(a) OF REGULATION D PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). Delivery of this booklet to anyone other than the person named on the front cover as the offeree is unauthorized, and any reproduction or circulation of this booklet, in whole or in part, is prohibited.

         Subscriptions from suitable prospective investors ("Subscribers," or each individually a "Subscriber") will be accepted at the sole discretion of the Company after receipt of all subscription documents (properly completed and executed) and after confirmation of the receipt of the appropriate payment.

                            FOR ALL U.S. SUBSCRIBERS



SUBSCRIPTION AGREEMENT           READ, COMPLETE, DATE, AND SIGN. Each Subscriber
                                 must complete and sign the signature page and
                                 initial the applicable boxes under Sections 6 and 7
                                 of the Subscription Agreement entitled
                                 "Representations and Warranties as to
                                 Institutional Accredited Investor Status" and
                                 "Representations and Warranties as to
                                 Accredited Investor Status," respectively.

                                 Corporations, partnerships and trusts must attach appropriate authorizing instruments
                                 (corporate resolution or by-laws, partnership agreement or trust instrument). ADDITIONAL
                                 DOCUMENTATION MAY BE REQUIRED.


PAYMENT The minimum investment for purchasers resident in the United States is US$333,333 or such greater amount required by local law.

                                 The purchase price is payable by either
                                 certified check or wire transfer.

                                 IF MAKING PAYMENT BY CERTIFIED CHECK, SEND A
                                 CHECK PAYABLE TO "THOMSON KERNAGHAN & CO.
                                 LIMITED"

                                 Wire transfer instructions will be provided to prospective investors by the Placement Agent.


                  PLEASE PRINT IN INK OR TYPE ALL INFORMATION.

        FAILURE TO COMPLY WITH THE ABOVE INSTRUCTIONS WILL CONSTITUTE AN
          INVALID SUBSCRIPTION, WHICH, IF NOT CORRECTED, WILL RESULT IN
                   THE REJECTION OF YOUR SUBSCRIPTION REQUEST.

No. __________                                    ______________________________
                                                                 Name of Offeree

                 SUBSCRIPTION AGREEMENT -- U.S. PURCHASERS ONLY

SoftQuad Software, Ltd.
161 Eglinton Avenue East, Suite 400
Toronto, Ontario  M4P 1J5
Canada

Ladies and Gentlemen:

         This Subscription Agreement is made between SoftQuad Software, Ltd., a Delaware corporation (the "Company"), and the undersigned prospective purchasers (the "Subscriber") who is subscribing hereby for Units (the "Units") in the Company, each Unit consisting of one share of common stock, par value $.001 per share ("Common Stock"), of the Company and one warrant (a "Warrant") to purchase 1/2 (one half) of a share of Common Stock at an exercise price of US$12.50 per share. This subscription is submitted to you in accordance with, and subject to, the terms and conditions of an offering (the "Offering") of a minimum of 1,000,000 Units and a maximum of 2,500,000 Units (in each case including Canadian Units, as defined below). Each Unit issued to a resident of the United States and other non-residents of Canada consists of one share of Common Stock and one Warrant. Each unit issued to a resident of Canada (a "Canadian Unit") consists of one special warrant ("Special Warrant") entitling the holder to acquire one share of Common Stock for no additional consideration, and 1/2 (one-half) of one Warrant. The purchase price of each Unit (and of each Canadian
Unit) is US$7.50. Thomson Kernaghan & Co. Limited (the "Canadian Placement Agent") is acting as the placement agent on behalf of the Company in connection with the Canadian portion of the Offering (the "Canadian Placement Agent"), and SmallCaps Online LLC is acting concurrently as the placement agent on behalf of the Company in connection with the U.S. Offering (the "U.S. Placement Agent" and, together with the Canadian Placement Agent, the "Placement Agents").

It is anticipated that the initial closing will occur on or about April 14, 2000, or such other date the Company and the Placement Agents may agree (the "Initial Closing Date" and, collectively with all other closing dates the "Closing Date").

         In consideration of the Company's agreement to sell Units to the undersigned upon the terms and conditions summarized herein, the undersigned agrees and represents to the Company and the U.S. Placement Agent as follows:

         1. Subscription. The Subscriber hereby irrevocably subscribes for, and agrees to purchase, that number of Units of the Company set forth on the execution page hereof. In accordance with the Subscription Instructions attached hereto, the undersigned has remitted to the Company payment in full for one hundred percent (100%) of the aggregate purchase price of the Units subscribed for hereunder.

         2. Understandings. The Subscriber understands and acknowledges that it is aware of the following:

         (a) This subscription may be rejected, in whole or in part, by the Company, in its sole and absolute discretion, for any reason without notice, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription. If the undersigned's subscription is rejected in whole or part, the payment made by the undersigned (or, in the case of rejection of a portion of the undersigned's subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest.

         (b) The undersigned hereby acknowledges and agrees that the subscription hereunder is irrevocable by the undersigned and that, except as required by law, the undersigned is not entitled to cancel, terminate, or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements upon each such person and his/her heirs, executors, administrators, successors, legal representatives, and permitted assigns. The Subscriber warrants that it has not and will not use any material non-public information obtained from the Company for any purpose other than for evaluating whether to invest in Units and not in connection with an investment in any other securities of the Company that are publicly traded.

         (c) NEITHER THE UNITS, NOR THE SHARES OF COMMON STOCK, THE WARRANTS OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS, HAVE BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED IN RELIANCE ON EXEMPTIONS FROM THE ACT AND SUCH STATE LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTION. THE UNITS MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND/OR SUCH STATE LAWS PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.

         (d) The Offering is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated under the Act ("Regulation D") and Rule 506 thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned hereunder.

         (e) It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Act, Regulation D and Rule 506, the undersigned will, at a minimum, be required to fulfill the investor suitability requirements hereunder.

         (f) No governmental agency has passed upon the Units, the shares of Common Stock or the Warrants or made any finding or determination as to the wisdom or fairness of any investments therein nor has any such agency made any recommendation or endorsement of such securities.

         (g) The Units, the shares of Common Stock and the Warrants involve a risk of loss by the Subscriber of its entire investment, and it must bear such economic risk for an indefinite period of time.

An investment in the Units (and the securities comprising same) is suitable only for person who have substantial financial resources and have no need for liquidity in this investment.

         (h) THE TAX CONSEQUENCES TO THE SUBSCRIBER OF THE INVESTMENT IN THE COMPANY WILL DEPEND ON THE SUBSCRIBER'S PARTICULAR CIRCUMSTANCES. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISK INVOLVED. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT, ANY OTHER DOCUMENTS DELIVERED HEREWITH OR ANY OTHER COMMUNICATION FROM THE COMPANY OR ANY PLACEMENT AGENT AS INVESTMENT OR LEGAL ADVICE. THIS SUBSCRIPTION AGREEMENT, ANY OTHER DOCUMENTS DELIVERED HEREWITH AND ANY SUCH OTHER MATERIALS, AS WELL AS THE NATURE OF AN INVESTMENT IN THE SECURITIES OFFERED, SHOULD BE REVIEWED BY EACH PROSPECTIVE INVESTOR AND SUCH INVESTOR'S INVESTMENT, TAX, LEGAL, ACCOUNTING AND OTHER ADVISORS.

         3. General Representations and Warranties. The Subscriber represents and warrants to the Company, that:

         (a) The undersigned is familiar with, and understands, the terms of the Offering and sale of the Units. The Subscriber, its advisers, if any, and designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of Units.

         (b) The Subscriber, its advisers, if any, and designated representatives, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information given to them in connection with the Offering, have had all their inquiries to the Company or answered to their satisfaction, and have been furnished all information requested in writing relating to the Company or the offering and sale of the Units.

         (c) The Subscriber, its advisers, if any, and designated representatives, if any, have not been furnished any offering literature, and have relied only on the information contained in this Subscription Agreement and the information described in paragraph 3(b) above furnished or made available to them at their written request by the Company.

         (d) The Subscriber, if a corporation, partnership, trust or other legal entity, is authorized and otherwise fully qualified to purchase and hold Units in the Company. Such entity has its principal place of business at the address set forth on the signature page hereof and such entity has not been formed for the specific purpose of acquiring Units in the Company.

         (e) The Subscriber has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Units and could afford complete loss of such investment.

         (f) The Subscriber is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (but excluding information available through Internet-related media that would not constitute general solicitation material under applicable federal securities laws, rules and regulations) or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

         (g) All of the information that the Subscriber has heretofore furnished or which is set forth herein is correct and complete as of the date of this Subscription Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Subscriber will immediately furnish revised or corrected information to you.

         (h) If the Subscriber is a partnership or limited liability company, the representations, warranties, agreements and understanding set forth herein are true with respect to all partners or members in the Subscriber (and if any such partner or member is itself a partnership or limited liability company, all persons holding an interest in such partnership or limited liability company, directly or indirectly, including through one or more partnerships or limited liability companies), and the person executing this Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby, and the undersigned agrees to furnish to the Company, upon request, documentation satisfactory to Company in its reasonable discretion, supporting the truthfulness of such representations and warranties with respect to all such partners or members in the Subscriber.

         (i) If the undersigned is purchasing in a representative or fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing, and the undersigned agrees to furnish the Company, upon request, documentation satisfactory to the Company in its sole discretion, supporting the truthfulness of such representations and warranties as made on behalf of such person or persons.

         4. Representations and Warranties as to Investment Intent. The Subscriber represents to the Company that: it is purchasing the Units for his or its own account, or for one or more fiduciary accounts as to which the Subscriber has investment discretion, and for investment purposes only and not with a view to their resale or further distribution to any other person or entity; no one other than the Subscriber will have any interest in, or any right to acquire, the Units, nor does anyone other than the Subscriber have any interest in this subscription; it has full right, power and authority to execute this Subscription Agreement, any materials accompanying this Subscription Agreement, and as of the time this Subscription Agreement, be or it has duly and validly executed, this Subscription Agreement; and he or it has full right power and authority to perform his or its obligations hereunder and thereunder.

         5. Understanding as to Exemption from Registration. The Subscriber understands and acknowledges that the Units are being offered and sold in reliance upon the exemption from registration provided by Section 4(2) of the Act; that the reliance of the Company upon that exemption is predicated, in part, on the representations and warranties made and to be made by the Subscriber in and pursuant to this Subscription Agreement; and that the exemption may not be available if any of those representations and warranties is not true and accurate.

         6. Representations and Warranties as to Institutional Accredited Investor Status. The Subscriber warrants and represents that any one of the statements below, next to which the Subscriber has placed its initials in the space designated therefor, which describe an institutional "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Act, is true with respect to the Subscriber.

         INITIAL ONE OR MORE OF THE FOLLOWING STATEMENTS, IF APPLICABLE:

         [ ] (i) the Subscriber is a bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in
Section 3(a)(5(A) of the Act, whether acting in its individual or fiduciary capacity;

         [ ] (ii) the Subscriber is a broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         [ ] (iii) the Subscriber is an insurance company as defined in Section 2(13) of the Act;

         [ ] (iv) the Subscriber is an investment company registered under the Investment Company Act of 1940;

         [ ] (v) the Subscriber is a business development company as defined in
Section 2(a)(48) of the Investment Company Act of 1940;

         [ ] (vi) the Subscriber is a private business development company as defined in Section 202(a)(22) of the Advisers Act.

         [ ] (vii) the Subscriber is a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000;

         [ ](1) (viii) the Subscriber is a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated by the SEC under the Act;

         [ ] (ix) the Subscriber is an entity in which all of the equity owners are accredited investors.

         7. Further Agreements. The Subscriber agrees that:

         (a) it is not entitled to cancel, terminate or revoke this subscription;


------------------
(1) A Subscriber initialing this box must provide a supplemental letter with this Subscription Agreement describing the basis by which it is a trust directed by a sophisticated person with the knowledge and experience in business and financial matters capable of evaluation the merits and risks of the prospective investment.

         (b) it will not transfer or assign this subscription or any interest therein;

         (c) this subscription may be accepted or rejected, in whole or in part, by the Company, in its sole discretion, without giving any reason therefor;

         (d) if (i) this subscription is accepted in whole or in part, and (ii) the other conditions precedent set forth above are met, it shall become a stockholder and warrantholder of the Company, the amount to be paid by the Subscriber for the Units to be issued to the Subscriber may be transferred to the capital of the Company as a contribution of the Subscriber;

         (e)  additional Units may be offered or sold by the Company; and

         (f) it will indemnify and hold harmless the Company, SmallCaps Online LLC, and their respective affiliates and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever, including reasonable attorneys' fees) arising out of or based upon any false representation, warranty or acknowledgement made herein.

         11. Acknowledgment. The Subscriber acknowledges that this Subscription Agreement will not be valid, binding and enforceable until the Subscriber hereunder is accepted and approved by the Company

         12. Miscellaneous. The Subscriber understands and agrees that:

         (a) This Subscription Agreement supersedes any previous subscription agreement executed by or on behalf of the Subscriber relative to Units in the Company, and any such previous agreement is hereby rescinded and is no further force and effect.

         (b) The Subscriber's representations, warranties and covenants contained herein shall be true and correct in all respects on and as of the date of the sale of the Units as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the units.

         (c) Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

         (d) This Subscription Agreement shall be governed by, and enforced and construed in all respects in accordance with, the laws of the State of Delaware, such laws are applied by Delaware courts to agreements entered into, and to be perform in, Delaware by and between residents of Delaware, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors, and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity of enforceability of any other provisions thereof.

         (e) The Subscriber hereby agrees to furnish the Company such other information as the Company may request with respect to his or its subscription hereunder.

         13. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber as follows:

         (a) Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a material adverse effect on the business and financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). As of the date hereof, the Company does not have any material subsidiaries other than SoftQuad Acquisition Corp. and SoftQuad Software, Inc., both Ontario corporations, (each a "Subsidiary and collectively the "Subsidiaries"). Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a Material Adverse Effect. All of the outstanding common stock of each Subsidiary is owned (directly or indirectly) by the Company, free and clear of any liens, and has been duly authorized and validly issued, and is non-assessable, except for such failures as could not reasonably be expected to have a Material Adverse Effect.

         (b) Authorization. The Company has take all action required to authorize the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby, including the issuance of sale of the Common Stock and the Warrants. This Subscription Agreement has been duly executed and delivered by the Company and, subject to the due authorization, execution and delivery by the Subscriber, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (c) SEC Documents The Company has furnished the Subscriber herewith, or made available to the Subscriber, copies of the following reports (the "SEC Documents") filed by the Company or its predecessor by merger, The American Sports Machine, Inc. ("ASM"):

         (i)    ASM's Form 10-SB filed on June 10, 1999;

         (ii)   ASM's Amendment to Form 10-SB filed on August 3, 1999;

         (iii)  ASM's Form 10-QSB filed on August 16, 1999;

         (iv)   ASM's Amendment to Form 10-SB filed on August 19, 1999;

         (v)    ASM's Amendment to Form 10-SB filed on September 2, 1999;

         (vi)   ASM's Form 10-KSB filed on December 29, 1999;

         (vii)  ASM's Form 10-QSB filed on February 14, 2000;

         (viii) ASM's preliminary Form 14-C filed on March 9, 2000;

         (ix)   ASM's Form 8-K filed on March 9, 2000;

         (x)    ASM's definitive Form 14-C filed on March 21, 2000.

         (xi)   ASM's revised definitive Form 14-C filed on April 4, 2000;

         (xii)  ASM's Form, 8-K filed on April 5, 2000.

         Each of the SEC Documents, as of its respective date of filing, complied in all material respects with the applicable requirements of the Exchange Act. The Company is current in its obligations to file all periodic reports with the SEC required to be filed under the Exchange Act and applicable rules and regulations promulgated thereunder.

         (d) Financial Statements. The financial statements of ASM included in the Company's Form 10-SB, as amended, and Forms 10-Q, fairly present, in all material respects, the financial position, the results of operations, cash flows and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete, in all material respects, and are in accordance with the books and records of the Company. There has at no time been a material adverse change in the financial condition, results or operations, business, properties, assets, or liabilities of ASM from the latest information set forth in the SEC Documents. The Company is not providing the Subscriber with consolidated financial statements that reflect the Company's merger with ASM, or the Company's acquisition of SoftQuad Software, Inc.

         (e) No Violations or Breaches: Consents. (i) Neither the execution and delivery of this Subscription nor the consummation of the transactions contemplated hereby will violate any provision of, or result in the breach of
(A) the Certificate of Incorporation or By-Laws of the Company; (B) any material agreement to which the Company is a party; (C) result in the creation of any material claim, lien, charge or encumbrance upon any of the property or assets of the Company; or (D) to the knowledge of the Company, any applicable federal, state, foreign or local law, statute, ordinance, rule, code, regulation, order, judgment or decree, except for those violations that would not have a Material Adverse Effect. For purposes hereof, the term "knowledge" means the actual knowledge of the directors and executive officers of the Company; and

         (ii) The Company is not in violation or breach of or in default with respect to, complying with any material provision of any contract, agreements, instrument, lease, license, arrangement or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable as to it in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of the creditors' rights generally and to general equitable principles). The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws, each as amended to date.

         (iii) The Company is not in material violation of any law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses, and/or other approvals required of it under applicable occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in material compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of any such permit, licenses or approvals which would not, singly or in the aggregate, result in a Material Adverse Effect.

         (f) Capitalization; Issuance of Shares. Immediately prior to Closing, the authorized capital stock of the Company will consist of 75,000,001 shares, divided into (i) 50,000,000 shares of Common Stock, $0.001 par value, of which 5,372,372 are issued and outstanding (on a non-diluted basis); (ii) 25,000,000 shares of Preferred Stock, $0.001 par value, of which (a) 1,473,405 shares have been designated Class A Convertible Preferred Stock, all of which are issued and outstanding, and (b) 1,722,222 shares have been designated Class B Convertible Preferred Stock, all of which are issued and outstanding; and (iii) one share of Special Voting Stock, which is issued and outstanding. There also will be outstanding immediately prior to Closing warrants to purchase 1,878,367 shares of Common Stock, special warrants to acquire 1,000,000 shares of Common Stock (exercisable for no additional consideration), options to purchase 1,557,500 shares of Common Stock and 5,773,785 exchangeable shares in the capital of the Company's subsidiary SoftQuad Acquisition Corp., each of which is exchangeable for one share of Common Stock. No shares of the Company's capital stock are subject to preemptive rights or any other similar rights.

         Upon the issuance by the Company to the Subscriber of the shares of Common Stock and the payment therefore by the Subscriber to the Company, on the terms and subject to the conditions set forth herein, the shares of Common Stock will have been duly authorized and validly issued and will be fully paid, and non-assessable. The shares of Common Stock issuable upon the exercise of the Warrant upon issuance (and upon receipt by the Company of the exercise price thereof) will be validly issued, fully paid and non-assessable.

         (g) Litigation. There is no litigation, arbitration, governmental or other proceeding (formal or informal) or claim or investigation pending or, to the knowledge of the Company, threatened with respect to the Company or any of its operations, businesses, properties or assets, except such as individually or in the aggregate do not now have and will not likely in the future have a Material Adverse Effect. The

Company is not in violation of, or in default with respect to, any law, rule, regulation, order judgment or decree, except such as in the aggregate do not have a Material Adverse Effect.

         (h) Intellectual Property. The Company has valid title to or licenses to use each patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise or other intangible property or asset (all of the foregoing being herein call "Intangibles") necessary to the business of the Company as presently conducted. To the Company's knowledge, except as disclosed to the Subscriber in writing, the Company has not infringed nor is it infringing in any material respect with respect to Intangibles or others, and the Company has not received notice of infringement with respect to asserted Intangibles of others, which infringement would have a Material Adverse Effect.

         (i) Absence of Certain Changes. Subsequent to the date of this Subscription Agreement, (A) the Company has not, except in the ordinary course of business, incurred any material liability or obligation, primary or contingent, for borrowed money, (B) there has not been any material change in the capital stock, short-term debt or long-term debt of the company, (C) the Company has not entered into any material transaction not in the ordinary course of business (D) the Company has not purchased any of its outstanding capital stock nor declared or paid any dividend or distribution of any kind on its capital stock, (E) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (F) there has not been any material adverse change which the Company reasonably believes would likely result in a prospective material adverse change, in the financial condition, results or operations, business, properties, assets, or liabilities of the Company and its Subsidiaries, taken as a whole.

         (j) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from insurers of recognized financial responsibility as may be reasonably necessary to continue its business.

         (k) Tax Matters. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it to the extent that any of the foregoing is due and payable, except for any such material assessment, fine or penalty that is currently being contested in good faith or as disclosed to the Subscriber in writing.

         (l) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to my differences.

         (m) Disclosure. Neither this agreement, nor any other document furnished to the Subscriber by the Company in connection with this Subscription contains any untrue statement of a material fact, and this agreement and such documents, taken as a whole, will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except that the Company shall have no liability for any information provided to the Company in writing by, and relating to, the U.S. Placement Agent, for use in connection with and used in connection with the Offering. It is understood that any summary of a document does not constitute an untrue or misleading statement merely because it is a summary; provided, however, that any such summary may not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. If, at any time before the Offering is completed or terminated or before all subscriptions are accepted by the Company, there should be any change which would cause this agreement or any of such documents not to comply with this paragraph 13(m), the Company will promptly advise the U.S. Placement Agent thereof and prepare and furnish the U.S. Placement Agent with, for distribution to investors, after prior review and approval by the U.S. Placement Agent and their counsel (such approval not to be unreasonably withheld), such copies of such supplements or amendments to this agreement and any of such documents will cause this agreement and those documents, as so supplemented or amended, to comply with this paragraph 13(m), and will authorize the U.S. Placement Agent to make to investors, if (i) deemed necessary by counsel to the U.S. Placement Agent and approved by the U.S. Placement Agent or (ii) if deemed necessary by counsel to the Company, an offer of rescission.

         14. Certain Covenants.

         (a) The Company covenants and agrees, at its own cost and expense:

         (i) to as expeditiously as possible file a registration statement (a "Registration Statement") with the SEC, covering the resale of any and all shares of Common Stock included in the Units and the shares of Common Stock issuable upon exercise of the Warrants (the "Registrable Shares");

         (ii) to use its commercially reasonable best efforts to cause such Registration Statement to become effective within 120 days following the Closing Date and remain effective until the earlier to occur of (i) the date on which all the Warrants have been exercised or have expired by their terms, and (ii) the date on which all shares underlying such Warrants are eligible for resale pursuant Rule 144 of the Act, without limitation;

         (iii) to prepare and file with the SEC, as expeditiously as possible, any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in the foregoing clause (ii);

         (iv) as expeditiously as possible, to furnish to the Subscriber such reasonable numbers of copies of the prospectus, including a preliminary prospectus, and such other documents as the Subscriber may reasonably request in order to facilitate the sale or other disposition of the Registrable Shares; and

         (v) as expeditiously as possible, register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Subscribers shall reasonably request; provided, however, that (x) the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or execute a general consent to service of process in any jurisdiction and (y) if the Company is offering securities for its own account, it need not register or qualify under the securities or Blue Sky laws of any jurisdiction in which the managing underwriter has no intention of offering or selling securities for the account of the Company (except that the Company will use its best efforts to register or qualify Registrable Shares in such additional jurisdiction as any Subscriber may request subject to the limitation of clause (x) and at the Subscriber's expense).

         Following the issuance of any such shares of Common Stock, and prior to such time as the applicable Registrable Shares are so registered, such shares shall be restricted securities under the Act, will not have been registered under the Act and may not be sold or transferred absent such registration or unless an exception from registration is available and the certificates evidencing such shares shall bear an appropriate legend restricting transfers under the Act. In connection with such registration, the Subscriber shall provide to the Company such information, and execute and deliver such certificates and other agreements, as the Company may reasonably request in order to effectuate the registration of the Registrable Shares including providing information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance.

         (b) The Subscriber agrees that, upon receipt of any notice from the Company of (i) any request by the SEC for amendments or supplements to a Registration Statement or related prospectus covering any of the Subscribers' Registrable Shares, (ii) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any of the Subscriber's Registrable Shares or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the making of any changes in the Registration Statement covering any of Subscriber's Registrable Shares so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any related prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) the Company's reasonable determination that a post-effective amendment to a Registration Statement covering any of the Subscriber's Registrable Shares or a supplement to any related prospectus is required under the Act; the Subscriber will forthwith discontinue disposition of such Registrable Shares until it is advised in writing by the Company that the use of the applicable prospectus (as amended or supplemented, as the case may be) and disposition of the Registrable Shares covered thereby pursuant thereto may be resumed provided, however, (x) that the Subscriber shall not resume its disposition of Registrable Shares pursuant to such Registration Statement or related prospectus unless it has received notice from the Company that such Registration Statement or amendment has become effective under the Act and has received a copy or copies of the related prospectus (as then amended or supplemented, as the case may be) unless the Registrable Shares are then listed on a national securities exchange and the Company has advised the Subscriber that the Company has delivered copies of the related prospectus, as then amended or supplemented, in transactions effected upon such exchange, subject to any subsequent receipt by such Subscriber from the Company of notice of any of the events contemplated by clauses (i) through (iv) of this paragraph, and, (y) if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Subscriber's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

         (c) (i) In the event of any Registration of any of the Registrable Shares under the Act pursuant to this Subscription Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, and each other person, if any, who controls such seller within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, subject to Section 12(c)(iii) below, the Company will reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by such seller or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in conformity with information furnished to the Company, in writing, by or on behalf of such seller or controlling person for use in the preparation thereof or inclusion therein.

         The indemnity provisions in this Section 12(c)(ii) are subject to the condition that, insofar as they related to any untrue statement or omission made in a preliminary prospectus or prospectus but eliminated or remedied in a final prospectus or an amended or supplemented prospectus on file with the SEC at the time the Registration Statement becomes effective or any amended or supplemented prospectus filed with the SEC pursuant to Rule 424 or any successor provision under the Act (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of the Subscriber (x) if the Subscriber is not selling Registrable Shares though an underwriter, if the Company has previously delivered copies of such Final Prospectus to the Subscriber or, if Registrable Shares are then listed on a national securities exchange, if the Company has previously delivered copies of such Final Prospectus to such national securities exchange in accordance with Rule 153 or any successor rule under the Act, or (y) if the Subscriber is selling Registrable Shares through an underwriter or underwriters, the Company has previously delivered copies of such Final Prospectus to such underwriter or underwriters.

                  (ii) In the event of any registration of any of the Registrable Shares under the Act pursuant to this Subscription Agreement, the Subscriber will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any,) and each person, if any, who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in conformity with information furnished in writing to the Company by or on behalf of the Subscriber, specifically for use in connection with the preparation of or inclusion in such Registration Statement, prospectus, amendment or supplement; and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action, provided, however, in no event shall Subscriber's indemnification obligations hereunder exceed the gross proceeds from the sale of Registrable Shares by the Subscriber. This indemnity shall remain in full force and effect for the applicable statute of limitation period regardless of any investigation made by or on behalf of the Company or such controlling person and shall survive the transfer of shares.

                  (iii) Each party entitled to indemnification under this
Section 12(c)(ii) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any loss, claim, action, damage or liability as to which indemnity may be sought, and shall permit the Indemnified Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnified Party of its obligations under this Section 12(c)(ii), except to the extent that such failure to give notice prejudices the Indemnifying Party or such Indemnifying Party is damaged by such delay. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense (but in no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel for the Indemnified Party or Parties) if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle claim or litigation without the prior written consent of the Indemnifying Party.

                  (iv) If the indemnification provided for in this Section 12(c) is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein or contribution is required under the Act in circumstances for which indemnification is provided under this Section 12(c), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense (i) in such proportion as is in appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other but also the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(A) no Subscriber will be required to contribute any amount in excess of the gross proceeds of all Registered Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  (v) The obligations under this Section 12(c) shall survive the completion of any offering of Registered Shares in a Registration Statement.

         (d) As liquidated damages and Subscriber's sole and exclusive remedy in the event of a breach by the Company of its obligations set forth in Section 14(a) above, if a Company Registration Statement covering such shares of Common Stock is not declared effective within 120 days, but prior to 180 days, following the final Closing Date of the Offering, the exercise price of the Warrants sold to Subscribers shall be reduced by US$0.25 per month, or a pro rated amount thereof for partial months, until a Registration Statement covering such shares is declared effective. If a Registration Statement covering such shares of Common Stock is not declared effective within 180 days following the final Closing Date, the exercise price of the Warrants shall be thereafter reduced by US$0.50 per month, or a pro rated amount thereof for partial months, until a Registration Statement covering such shares of Common Stock is declared effective. Notwithstanding the foregoing, in no event should the exercise price of the Warrants sold to Subscribers be reduced to a price lower than US$3.75 per share.

         (e) From and after the Closing Date, the Company shall use its commercially reasonable best efforts to file all documents required to be filed by it on a timely basis with the SEC under the Exchange Act.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date specified below.



                                           _________________________________________________________
Number of Units Subscribed For             Print Full Legal Name of Partnership, Trust or LLC

                                           _________________________________________________________
Aggregate Purchase Price                   (Signature of Authorized Signatory)
(US$7.50 per Unit)

Dated:                                     Name:______________________________________________________________

                                           Title:_____________________________________________________________

                                           Address:___________________________________________________________

                                           ___________________________________________________________________

                                           ___________________________________________________________________

                                           ___________________________________________________________________

                                           ___________________________________________________________________
                                             U.S. Tax Identification Number (if a U.S. Person)

                                           ___________________________________________________________________
                                             Date and State or Jurisdiction of Incorporation or Organization

                                           ___________________________________________________________________
                                             Date on which Taxable Year Ends

                                           ___________________________________________________________________
                                             Registration Instructions

                                           ___________________________________________________________________
                                             Delivery Instructions

                                            Contact: ______________________________    Tel. No._______________

ACCEPTED AND AGREED:

SOFTQUAD SOFTWARE, LTD.

By: ______________________________
      Name:
      Title:

Dated: ____________________________